Exhibit 99.1

NEWS RELEASE

Central Bancorp, Inc.

399 Highland Avenue

Somerville, Massachusetts 02144

Investor and Media Contacts:

William P. Morrissey

President and Chief Operating Officer

(617) 628-4000

CENTRAL BANCORP, INC. SHAREHOLDERS

APPROVE PENDING MERGER WITH

INDEPENDENT BANK CORP.

Somerville, Massachusetts, September 11, 2012 – Central Bancorp, Inc. (NASDAQ: CEBK) (“Central”), parent of Central Bank, announced today that its shareholders overwhelmingly approved Central’s pending merger with Independent Bank Corp., parent of Rockland Trust Company, at a special meeting held earlier today. Shareholders also voted in favor of a non-binding advisory resolution to approve certain compensation to be paid to certain executive officers of Central in connection with the merger.

The merger is expected to close in the fourth quarter of 2012 subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions.

About Central Bancorp, Inc.

Central is holding company for Central Bank, whose legal name is Central Co-Operative Bank and which was founded in 1915 as a Massachusetts chartered co-operative bank to provide savings deposits and originate mortgage loans. Central Bank is a full-service community banking operation that provides a variety of deposit and lending services – including savings and checking accounts for retail and business customers, mortgage loans for constructing, purchasing and refinancing residential and commercial properties, and loans for education, home improvement and other purposes. Central Bank operates nine full-service offices in the Massachusetts communities of Somerville, Arlington, Burlington, Chestnut Hill, Malden, Medford, Melrose, and Woburn (two branches).

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Central or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Central undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.